UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2018

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-38342	82-2809631
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1460

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

In this Current Report on Form 8-K, the terms “we,” “us” and “our” refer to Industrial Logistics Properties Trust.

Item 8.01.  Other Events.

On December 31, 2018, we and The RMR Group LLC, or RMR LLC, entered into an amendment, or the Amendment, to our Business Management Agreement, dated January 17, 2018, between us and RMR LLC, or the Business Management Agreement. As amended, the “SNL Index” which is used to calculate the incentive management fee under the Business Management Agreement will be defined as the SNL U.S. REIT Industrial Index, instead of the SNL U.S. REIT Equity Index, for periods beginning on or after January 1, 2019. The terms of the Amendment were reviewed, approved and adopted by our Compensation Committee, which is comprised solely of Independent Trustees.  The foregoing descriptions of provisions of our Business Management Agreement and the Amendment are not complete and are subject to and qualified in their entireties by reference to the copy of the Business Management Agreement that was previously filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 18, 2018, and the Amendment, a copy of which is filed as Exhibit 10.1 hereto, which are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                              Exhibits

10.1	Amendment to Business Management Agreement, dated December 31, 2018, between Industrial Logistics Properties Trust and The RMR Group LLC. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Dated: January 4, 2019